UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 22, 2005

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

001-13111

(Commission File Number)

California	94-3229046
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

1360 O’Brien Drive, Menlo Park, California  94025

(Address of principal executive offices, with zip code)

(650) 462-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c)  On September 22, 2005, Depomed, Inc. (the “Company”) promoted Carl A. Pelzel to executive vice president and chief operating officer, effective as of September 22, 2005.

Mr. Pelzel joined the Company in June 2005 as Vice President of Marketing and Commercial Development.  Pursuant to the offer letter entered into between the Company and Mr. Pelzel dated June 14, 2005 in connection with Mr. Pelzel’s acceptance of the position of Vice President of Marketing and Commercial Development, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated June 14, 2005 (the “Offer Letter”), Mr. Pelzel receives an annual salary of $295,000 and is entitled to a bonus target range of 30% - 35% percent of his salary, to be determined by the Compensation Committee of the Company’s Board of Directors.  In addition, as set forth in the Offer Letter, on June 14, 2005, Mr. Pelzel received an option under the Company’s 2004 Equity Incentive Plan (the “2004 Plan”) to acquire 150,000 shares of the Company’s common stock at an exercise price equal to $4.25 per share.  The option vests and becomes exercisable in 48 equal monthly installments, subject to the terms and conditions of the 2004 Plan.

In connection with his promotion, Mr. Pelzel was granted an option to purchase 50,000 shares of the Company’s common stock at an exercise price of $5.85 per share.  The option vests and becomes exercisable on June 14, 2006 with respect to 16.6667% of the number of shares covered by such option and monthly thereafter with respect to 2.0833% of the number of shares covered by such option beginning on June 22, 2006 and on the 22nd day of each of the 40 months thereafter.

Prior to joining the Company, Mr. Pelzel was senior vice president, Global Commercial Operations at Chiron Corporation.  Before joining Chiron, Mr. Pelzel was president and chief executive officer of Invenux Inc., a privately-held biopharmaceutical company.  Mr. Pelzel also spent 11 years with GlaxoSmithKline in senior-level sales, marketing and international operational positions, including leadership of a Business Unit.  In addition, he spent 13 years with American Home Products, focused primarily on their antibiotics business.  Mr. Pelzel has a B.A. from Hartwick College of Oneonta, New York.

There has not been any transaction or series of similar transactions, nor is there currently proposed any transaction or series of similar transactions, to which the Company was, is, or would be a party, and in which the amount involved exceeded or would exceed $60,000 and in which Mr. Pelzel or any member of the immediate family of Mr. Pelzel had or will have a direct or indirect material interest, other than as described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.

Date: September 27, 2005	By:	/s/ John F. Hamilton
John F. Hamilton
Vice President, Finance and
Chief Financial Officer